Exhibit 10.21
AMENDED AND RESTATED
ACTIVANT GROUP INC.
2006 STOCK INCENTIVE PLAN
1. Purpose of the Plan.
     The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining service providers of outstanding ability and to motivate such persons to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Stock Awards. The Company expects that it will benefit from the added interest that such persons will have in the welfare of the Company as a result of their proprietary interest in the Company.
2. Definitions.
     (a) Affiliate. Affiliate means, (i) with respect to the Company, any entity directly, or indirectly through one or more intermediaries, controlling or controlled by (but not under common control with) the Company, and (ii) with respect to the Initial Investors, any entity directly, or indirectly through one or more intermediaries, controlling or controlled by or under common control with the Initial Investors, respectively, but excluding the Company and the Company’s Subsidiaries and other Affiliates that the Company controls. Solely with respect to the granting of any Incentive Stock Options, Affiliate of the Company means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
     (b) Applicable Law. Applicable Law means the legal requirements relating to the administration of an equity compensation plan under applicable U.S. federal and state corporate and securities laws, the Code, any stock exchange rules or regulations, and the applicable laws of any other country or jurisdiction, as such laws, rules, regulations and requirements shall be in place from time to time.
     (c) Applicable Stockholders Agreement. Applicable Stockholders Agreement shall mean whichever of the Stockholders Agreement or the Employee Stockholders Agreement to which a Participant shall be required to become a party pursuant to Section 14(a) hereto.
     (d) Beneficial Owner. The term “beneficial owner” shall have the meaning given to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act (or any successor rules thereto).
     (e) Board. Board means the Board of Directors of the Company.
     (f) Cause. Cause means any of the following: (i) the Participant’s theft, dishonesty, or falsification of any documents or records related to the Company or any of its Affiliates; (ii) the Participant’s improper use or disclosure of the Company’s or any of its Affiliate’s confidential or proprietary information; (iii) any action by the Participant which has a material detrimental effect on the reputation or business of the Company or any of its Affiliates; (iv) the Participant’s failure or inability to perform any reasonable assigned duties, if such failure or inability is reasonably capable of cure, after being provided with a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Participant of any employment or service agreement between the Participant and the Company or any of its Affiliates or applicable policy of the Company or any of its Affiliates, which breach is not cured pursuant to the terms of such agreement; or (vi) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant’s ability to perform his or her duties with the Company or any of its Affiliates. Notwithstanding the foregoing, the definition of “Cause” in an individual written agreement between the Company or any of its Affiliates and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such individual agreement (it being understood, however, that if no definition of the term Cause is set forth in such an individual written agreement, the foregoing definition shall apply).
     (g) Change in Control. Change in Control means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
          (i) The sale or other disposition, in one or a series of related transactions, of all or substantially all, of the consolidated assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Initial Investors or its Affiliates; or
          (ii) (A) Any person or group, other than the Initial Investors or any of their Affiliates, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company, or which is a successor to all or substantially all of the consolidated assets of the Company), including by way of merger, consolidation, or otherwise, and (B) the Initial Investors or its Affiliates (individually or in the aggregate) cease to control the Board.
     (h) Code. Code means the Internal Revenue Code of 1986, as amended from time to time.
     (i) Committee. Committee means a committee of one or more members of the Board appointed by the Board in accordance with Section
 3(d).
     (j) Common Stock. Common Stock means the common stock, par value $0.01 per share, of the Company.
     (k) Company. Company means Activant Group Inc., a Delaware corporation.
     (l) Consultant. Consultant means any person engaged by the Company, a Subsidiary, or an Affiliate to render consulting or advisory services and who is compensated for such services (other than as an Employee or Director). For the purposes of determining eligibility to participate in the Plan, the term Consultant shall be clarified pursuant to the provisions of Section 5(d).
     (m) Continuous Service. Continuous Service means that the Participant’s service with the Company, a Subsidiary or an Affiliate in his or her capacity as an Employee, Director, or Consultant, as applicable, is not interrupted or terminated. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting only to such extent as may be expressly provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence documentation.
     (n) Covered Employee. Covered Employee means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code, as such determination may be amended from time to time.
     (o) Director. Director means a member of the Board of Directors of the Company.
     (p) Disability. Disability (i) means, to the extent necessary for qualification of Options as Incentive Stock Options, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code, and (ii) for all other purposes, has the meaning under Section 409A(a)(2)(C)(i) of the Code, that is, the Participant (1) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death, or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.
     (q) Effective Date. Effective Date means September 28, 2006, the date the Board first approved the Plan.
     (r) Employee. Employee means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
     (s) Employee Stockholders Agreement. Employee Stockholders Agreement means the Employee Stockholders Agreement among the Company, HFCP and various other holders of equity interests in the Company that are parties thereto, as such agreement may be amended from time to time.
     (t) Exchange Act. Exchange Act means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as each may be amended from time to time.
     (u) Fair Market Value. Fair Market Value means, as of any date, the value of a share of Common Stock determined as follows:
          (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.
          (iii) Prior to the Listing Date, the value of the Common Stock shall be determined in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations or any successor thereto.
          (iv) Notwithstanding the foregoing, the value of the Common Stock shall at all times be determined in a manner consistent with Section 409A of the Code (and the regulations and guidance promulgated thereunder), as may be amended from time to time.
     (v) HFCP. HFCP means Hellman & Friedman Capital Partners V, L.P.
     (w) Incentive Stock Option. Incentive Stock Option means a stock option to acquire Common Stock intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder, as amended from time to time.
     (x) Initial Investors. Initial Investors means HFCP and its affiliated funds, Thoma Cressey Fund VII, LP and its affiliated funds, and JMI Equity Fund IV, L.P. and its affiliated funds.
     (y) Initial Public Offering. Initial Public Offering means the consummation of an underwritten public offering (or series of offerings) of Common Stock pursuant to a registration statement under the Securities Act.
     (z) Listing Date. Listing Date means the first date upon which any shares of Common Stock of the Company are listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968. For greater certainty, any public offerings or listing of the stock of any predecessor to the Company shall not be considered for this purpose.
     (aa) Non-Employee Director. Non-Employee Director means a Director who is considered a “non-employee director” for purposes of Rule 16b-3.
     (bb) Nonstatutory Stock Option. Nonstatutory Stock Option means a stock option to acquire Common Stock not intended to qualify as an Incentive Stock Option.
     (cc) Officer. Officer means (i) before the Listing Date, any person designated by the Company as an officer and (ii) on and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     (dd) Option. Option means an Incentive Stock Option or Nonstatutory Stock Option granted pursuant to the Plan.

     (ee) Option Agreement. Option Agreement means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
     (ff) Optionholder. Optionholder means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
     (gg) Outside Director. Outside Director means a Director who is considered an “outside director” for purposes of Section 162(m) of the Code.
     (hh) Own, Owned, Owner, Ownership. Except as otherwise required by Applicable Law, a person or entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
     (ii) Participant. Participant means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
     (jj) Performance-Based Award. Performance-Based Award means a Stock Award granted pursuant to the provisions of Section 8 hereof.
     (kk) Performance Share Bonus. Performance Share Bonus means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration (other than par value to the extent required by Applicable Law), made pursuant to Section 7(a) of the Plan.
     (II) Performance Share Unit. Performance Share Unit means the right to receive the value of one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests, with the further right to elect to defer receipt of that value otherwise deliverable upon the vesting of an award of Performance Share Units to the extent permitted in the Participant’s agreement. Performance Share Units are granted pursuant to Section 7(a) of the Plan.
     (mm) Permitted Transferee. Permitted Transferee means: (i) to the extent provided by the Applicable Stockholders Agreement with respect to a Participant, (1) a trust or custodianship the beneficiaries of which may include only the Participant, his or her spouse and his or her lineal descendants (including children by adoption and step children) or (2) any limited liability company or partnership (I) with respect to which all of the outstanding equity interests are beneficially owned solely by the Participant, his or her spouse and his or her lineal descendants (including children by adoption and step children) and (II) with respect to which the Participant is the sole manager or managing member (if a limited liability company) or the sole general partner (if a limited partnership) and otherwise has the sole power to direct or cause the direction of the management and policies, directly or indirectly, of such limited liability company or partnership, whether through the ownership of voting securities, by contract or otherwise and (ii) in all cases, a person to whom a Stock Award or share of Common Stock is permitted to be transferred pursuant to the provisions of this Plan.
     (nn) Person. The term “person” shall have the meaning given to such term by 13(d) or 14(d) of the Exchange Act (or any successor section thereto).

     (oo) Phantom Stock Unit. Phantom Stock Unit means the right to receive the value of one (1) share of the Company’s Common Stock, which Award is made pursuant to Section 7(a) of the Plan.
     (pp) Plan. Plan means this Activant Group Inc. 2006 Stock Incentive Plan, as amended from time to time.
     (qq) Restricted Stock Purchase Award. Restricted Stock Purchase Award means the right to acquire shares of the Company’s Common Stock upon the payment of the agreed-upon monetary consideration, if any, granted pursuant to the provisions of Section 7(a) of the Plan.
     (rr) Restricted Stock Unit. Restricted Stock Unit means the right to receive one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests, granted pursuant to the provisions of Section 7(a) of the Plan.
     (ss) Rule 16b-3. Rule 16b-3 means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
     (tt) Securities Act. Securities Act means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as each may be amended from time to time.
     (uu) Stock Appreciation Right. Stock Appreciation Right means a stock appreciation right granted pursuant to the provisions of Section 7(b) of the Plan.
     (vv) Stock Award. Stock Award means any right granted under the Plan, including, but not limited to: (i) Options (including Incentive Stock Options and Nonstatutory Stock Options), (ii) Restricted Stock Purchase Awards, (iii) Restricted Stock Units, (iv) Phantom Stock Units, (v) Performance Share Unit, (vi) Performance Share Bonus, and (vii) Stock Appreciation Rights.
     (ww) Stock Award Agreement. Stock Award Agreement means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award, including but not limited to an Option Agreement. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
     (xx) Stockholders Agreement. Stockholders Agreement means the Stockholders Agreement entered into, effective as of May 2, 2006, among the Company, HFCP and various other holders of equity interests in the Company that are parties thereto, as such agreement may be amended from time to time.
     (yy) Subsidiary. Subsidiary means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
     (zz) Ten Percent Stockholder. Ten Percent Stockholder means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent

(10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
3. Administration.
     (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(d).
     (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
          (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and whether and how a Stock Award will be adjusted to account for dividends paid with respect to the Company’s Common Stock.
          (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan and any Stock Award fully effective.
          (iii) To amend the Plan or a Stock Award, as provided in the Plan.
          (iv) To terminate or suspend the Plan, as provided in the Plan.
          (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.
     (c) International Stock Awards. With respect to Participants who reside or work outside the United States of America and who are not (and are not expected to be) Covered Employees, the Board may, in its sole discretion, amend the terms of the Plan and/or Stock Awards with respect to such Participants in order to conform such terms with the requirements of local law and/or to make such changes as are necessary or beneficial to the Company, its Affiliates and/or the Participants.
     (d) Delegation to Committee.
          (i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the

Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board some or all of the administration of the Plan. The Board or the Committee may delegate to one or more Officers of the Company the authority to grant Stock Awards under this Plan to Participants who are not Officers in accordance with the requirements of the Delaware General Corporation Law and/or other Applicable Law.
          (ii) Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code) and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board or the Committee may delegate to one or more Officers of the Company the authority to grant Stock Awards under this Plan to Participants who are not Officers in accordance with the requirements of the Delaware General Corporation Law and/or other Applicable Law.
     (e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
4. Shares Subject to the Plan.
     (a) Shares Reserved for Issuance Under the Plan. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate seven million, seven hundred sixty-one thousand, nine hundred and fifty-eight (7,761,958) shares of Common Stock (the “Share Reserve”). The Share Reserve shall be reduced by the number of shares of Common Stock: (i) issued, (ii) made subject to the terms of a Stock Award pursuant to Section 3(c), or (iii) to the extent that a distribution pursuant to a Stock Award is made in cash, the Share Reserve shall be reduced by the number of shares of Common Stock bearing a value equal to the amount of the cash distribution as of the time that such amount was determined. The maximum number of shares of Common Stock that may be issued pursuant to Incentive Stock Options shall be seven million, seven hundred thousand, five hundred and fifty-two (7,700,552) shares of Common Stock (the “ISO Limit”).
     (b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason (i) expire, be cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (ii) be reacquired by the Company prior to vesting, or (iii) be repurchased at cost by the Company prior to vesting, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan; provided, however, that such shares of Common Stock shall not be available for issuance pursuant to the exercise of Incentive Stock Options.
     (c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares.
     (d) Share Reserve Limitation. Prior to the Listing Date and to the extent then required by Section 260.140.45 of Title 10 of the California Code of Regulations or any successor thereto (“Section 260.140.45”), the total number of shares of Common Stock issuable upon exercise of all outstanding Options and the total number of shares of Common Stock provided for under any stock bonus or similar or other plan or award of the Company shall not exceed thirty percent (30%) (or such higher percentage limitation as may be approved by the stockholders of the Company pursuant to Section 260.140.45) of the then outstanding shares of Common Stock of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45.
5. Eligibility.
     (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants subject, however, to the limitations in Sections 5(c) and (d) hereof.
     (b) Ten Percent Stockholders.
          (i) A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
          (ii) Prior to the Listing Date, a Ten Percent Stockholder shall not be granted an Option unless the exercise price of such Option is at least (i) one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant or (ii) such lower percentage of the Fair Market Value of the Common Stock at the date of grant as is required or permitted by Section 260.140.41 of Title 10 of the California Code of Regulations or any successor thereto at the time of the grant of the Option.
          (iii) Prior to the Listing Date, a Ten Percent Stockholder shall not be granted any other form of Stock Award unless the grant complies with the requirements of Section 260.140.42 of Title 10 of the California Code of

Regulations or any successor thereto at the time of the grant of the Stock Award.
     (c) Section 162(m) Limitation. Subject to the provisions of Section 1l(a) relating to adjustments upon changes in the Common Stock, no Employee shall be eligible to be granted Options and other Stock Awards covering more than five million (5,000,000) shares of Common Stock (with respect to Stock Awards payable in shares) or with a value in excess of five million dollars ($5 million) (with respect to Stock Awards payable in cash) during any fiscal year; provided that in connection with his or her initial service, an Employee may be granted Options and other Stock Awards covering not more than an additional five million (5,000,000) shares of Common Stock (with respect to Stock Awards payable in shares) or with a value in excess of five millions dollars ($5 million) (with respect to Stock Awards payable in cash), which shall not count against the limits first set forth above. Shares subject to Stock Awards that are canceled shall continue to be counted against the limitations set forth in this Section 5(c). The repricing of any Option resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the share limitations set forth in this Section 5(c). This Section 5(c) shall not apply prior to such date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.
     (d) Consultants.
          (i) Prior to the Listing Date, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act, as well as comply with the securities laws of all other relevant jurisdictions.
          (ii) From and after the Listing Date, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions.
6. Option Provisions.
     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. Options and any shares acquired upon exercise of Options shall be subject to the Applicable Stockholders Agreement that sets forth the rights and obligations of an Optionholder and/or Company stockholder with respect to Options and Common Stock issued upon any exercise of an Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
     (a) Term. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.
     (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another stock option in a manner satisfying the provisions of Section 424(a) and Section 409A of the Code.
     (c) Exercise Price of a Nonstatutory Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another stock option in a manner satisfying the provisions of Section 424(a) and Section 409A of the Code.
     (d) Consideration.
          (i) The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by Applicable Law, either (1) in cash or by check at the time the Option is exercised, (2) at the discretion of the Board (at the time of the grant of the Option to the extent required by Applicable Law), (A) by delivery to the Company of other Common Stock (subject to any requirements imposed by the Board in relation thereto), (B) in any other form of legal consideration that may be acceptable to the Board or (C) by reduction of the Company’s liability to the Optionholder, (3) if there is a public market for the shares at such time, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, or (4) a combination of the above.
          (ii) Unless otherwise specifically provided in the Option Agreement, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired directly or indirectly from the Company shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6)

months (or such longer or shorter period of time required to avoid a supplemental charge to earnings for financial accounting purposes).
          (iii) Wherever a Participant is permitted to pay the exercise price of an Option and/or taxes relating to the exercise of an Option by delivering Common Stock, the Participant may, subject to procedures satisfactory to the Board, satisfy such delivery requirement by presenting proof of beneficial ownership of such Common Stock, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of shares of Common Stock from the Common Stock acquired by the exercise of the Option. Where necessary to avoid a supplemental charge to earnings for financial accounting purposes, any such withholding for tax purposes shall be made at the statutory minimum rate of withholding.
     (e) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may become vested and exercisable (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.
     (f) Minimum Vesting Prior to the Listing Date. Notwithstanding the foregoing Section 6(e), to the extent that the following restrictions on vesting are required by Section 260.140.41 (f) of Title 10 of the California Code of Regulations or any successor thereto at the time of the grant of the Option, then:
          (i) Options granted prior to the Listing Date to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued employment; and
          (ii) Options granted prior to the Listing Date to Officers, Directors or Consultants may be made fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.
     (g) Termination of Unvested Options. Unless otherwise specified in the Optionholder’s Option Agreement, any Option or portion thereof that is not vested at the time of termination of Continuous Service shall lapse and terminate, and shall not be exercisable by the Optionee or any other Person.
     (h) Termination of Continuous Service. In the event an Optionholder’s Continuous Service is terminated other than by the Company or its Affiliates for Cause and other than as a result of the Optionholder’s death or Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination or as otherwise permitted by the Company) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s

Continuous Service (or such longer or shorter period specified in the Option Agreement or as otherwise required by Applicable Law, which period shall not be less than thirty (30) days for Options granted prior to the Listing Date), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If the Optionholder does not exercise his or her Option within the specified time, the Option shall terminate. Notwithstanding the foregoing, an Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability or for Cause) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, or similar requirements of the Applicable Laws of another jurisdiction to which the Option is subject, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements or similar requirements.
     (i) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder .was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement or as otherwise required by Applicable Law, which period shall not be less than six (6) months for Options granted prior to the Listing Date to the extent required by Applicable Law) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If the Optionholder does not exercise his or her Option within the specified time, the Option shall terminate.
     (j) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death or as otherwise permitted by the Company) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement or as otherwise required by Applicable Law, which period shall not be less than six (6) months for Options granted prior to the Listing Date to the extent required by Applicable Law) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If the Option is not exercised within the specified time, the Option shall terminate.
     (k) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, and except as otherwise expressly provided in an Option Agreement, if the Optionholder’s Continuous Service is terminated by the Company for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Continuous Service (or on such later date as otherwise required by Applicable Law).
     (l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. Provided that the “Repurchase Limitation” in Section 10(j) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a supplemental charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option Agreement.
     (m) Loss of Tax Favored Status. If a Participant exercises an Incentive Stock Option more than three months after termination of employment (or after such longer period in case of death or Disability as permitted under the Code), such Option shall be treated as a Nonstatutory Stock Option. In addition, in no event shall any member of the Board, the Company, the Initial Investors or any of their respective Affiliates (including their respective employees, officers, directors or agents) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an Incentive Stock Option, nor do any such Persons make any representatives regarding the taxation consequences to any Participant resulting from the grant, vesting or exercise of any Stock Award or from the sale of shares obtained pursuant to any such Stock Award.
7. Provisions of Stock Awards other than Options.
     (a) Other Stock-Based Awards. The Committee, in its sole discretion, may grant or sell an award of a Restricted Stock Purchase Award, Restricted Stock Unit, Performance Share Unit, Performance Share Bonus, Phantom Stock Unit, or other stock-based award that is valued in whole or in part by reference to, or is otherwise based on, the Fair Market Value of the Company’s Common Stock (each, an “Other Stock-Based Award”). Each Other Stock-Based Award shall be subject to a Stock Award Agreement which shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Other Stock-Based Awards may change from time to time, and the terms and conditions of separate Other Stock-Based Awards need not be identical, but each Other Stock-Based Award shall be subject to the following provisions (either through incorporation of provisions hereof by reference in the applicable Stock Award Agreement or otherwise):
          (i) Purchase Price. Other Stock-Based Awards may be granted in consideration for past services actually rendered to the Company or an Affiliate; notwithstanding the foregoing, to the extent required by Applicable Law, a Participant shall pay the Common Stock’s “par value” solely in cash or by check. The purchase price (if any) under each Other Stock-Based Award shall be such amount as the Board shall determine and designate in the applicable Stock Award Agreement. To the extent required by Applicable Law, the purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Other Stock-Based Award on the date such award is made or at the time the purchase is consummated, as applicable.
          (ii) Consideration.
               (1) The purchase price (if any) of Common Stock acquired pursuant to Other Stock-Based Awards shall be paid either: (A) in cash or by check, (B) as determined by the Board (and to the extent required by Applicable Law, at the time of the grant): (I) by delivery to the Company of other shares of Common Stock (subject to such requirements as may be imposed by the Board), (II) reduction of the Company’s liability to the Participant, or (III) by any other form of consideration permitted by law, (C) if there is a public market for the shares at such time, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, or (D) by some combination of the foregoing.
               (2) Unless otherwise specifically provided in the Stock Award Agreement, the purchase price of Common Stock acquired pursuant to any Other Stock-Based Award that is paid by delivery to the Company of other Common Stock, which Common Stock was acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a supplemental charge to earnings for financial accounting purposes).
               (3) Whenever a Participant is permitted to pay the exercise price of any Other Stock-Based Award and/or taxes relating to the exercise thereof by delivering Common Stock, the Participant may, subject to procedures satisfactory to the Board, satisfy such delivery requirements by presenting proof of beneficial ownership of such Common Stock, in which case the Company shall treat the Other Stock-Based Award as exercised or redeemed without further payment and shall withhold such number of shares of Common Stock from the Common Stock acquired under the Other Stock-Based Award. When necessary to avoid a supplemental charge to earnings for financial accounting purposes, any such withholding for tax purposes shall be made at the statutory minimum rate of withholding.
          (iii) Vesting. The total number of shares of Common Stock subject to each Other Stock-Based Award may, but need not, vest and/or become redeemable in periodic installments that may, but need not, be equal. The Board shall determine the criteria under which shares of Common Stock under the each Other Stock-Based Award may vest. The criteria may or may not include performance criteria or Continuous Service. Shares of Common Stock acquired under each Other Stock-Based Award may, but need not, be subject to a share repurchase right or similar forfeiture feature in favor of the Company in accordance with a schedule to be determined by the Board.
          (iv) Distributions. The distribution with respect to any Other Stock-Based Award may be made in shares of Common Stock valued at Fair Market Value on the redemption or exercise date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate at such time as permitted or required under Applicable Law.
          (v) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may repurchase or reacquire, and/or the Participant shall forfeit (as applicable), any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination, and in the event of a termination for Cause, such vested shares, on such terms and conditions as set forth in the Stock Award Agreement.
          (vi) Transferability. Rights to acquire shares of Common Stock under Other Stock-Based Award shall be transferable by the Participant only as permitted under the Plan and upon such terms and conditions as are set forth in the applicable Stock Award Agreement, as the Board shall determine in its discretion. If the Stock Award Agreement does not provide for transferability, then the Other Stock-Based Award, and the shares subject to Other Stock-Based Award, shall not be transferable except by will or by the laws of descent and distribution.
     (b) Stock Appreciation Rights. The Board also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of shares of Common Stock covered by an Option (or such lesser number of shares as the Board may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7(b) (or such additional limitations as may be included in a Stock Award Agreement) and as are required under Section 409A of the Code. Each Stock Appreciation Right agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right agreements need not be identical, but each Stock Appreciation Right agreement shall include (through incorporation of provisions thereof by reference in the agreement or otherwise) the substance of each of the following provisions:
          (i) Terms. The exercise price per share of a Stock Appreciation Right shall be an amount determined by the Board but in no event shall such amount be less than the greater of (i) the Fair Market Value of a share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price of the related Option and (ii) the minimum amount permitted by Applicable Law, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one share over (B) the exercise price per share, times (ii) the number of shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one share over (B) the option exercise price per share, times (ii) the number of shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in shares of Common Stock (any such shares valued at such Fair Market Value), all as shall be determined by the Board. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of shares with respect to which the Stock Appreciation Right is being exercised. No fractional shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Board should so determine, the number of shares will be rounded downward to the next whole share.
          (ii) Limitations. The Board may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.
8. Performance Awards.
     Notwithstanding anything to the contrary herein, any Stock Award granted under this Plan may, but need not, be granted in a manner which may be deductible by the Company under Section 162(m) of the Code and, as applicable, compliant with the requirements of Section 409A of the Code (such awards, “Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee, which goals are approved (x) while the outcome for that performance period is substantially uncertain and (y) during such period of time as permitted by Applicable Law. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before one or more of the following: interest, taxes, depreciation and amortization); (ii) net income (before or after taxes); (iii) operating income or profit (net or gross); (iv) earnings per share; (v) book value per share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price (including but not limited to growth measures and total shareholder return); (xiii) market share; (xiv) revenues or sales; (xv) costs and/or cost reductions or savings; (xvi) cash flow; (xvii) working capital; (xviii) return on invested capital or assets; (xix) consummations of acquisitions or sales of certain Company assets, subsidiaries or other businesses; (xx) funds from operations; (xxi) pre-tax income; (xxii) customer satisfaction and (xxiii) capital expenditures. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto) and/or Section 409A of the Code, the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) and/or Section 409A of the Code, elect to defer payment of a Performance-Based Award.
9. Covenants of the Company.
     (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.
     (b) Securities Law Compliance. The grant of Stock Awards and the issuance of Common Stock pursuant to Stock Awards shall be subject to compliance with all Applicable Laws with respect to such securities. Stock Awards may not be issued if the issuance of such Stock Awards would constitute a violation of any Applicable Law. In addition, no Stock Award may be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Stock Award be in effect with respect to the shares issuable upon exercise of the Stock Award or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Stock Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act and/or other Applicable Law. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Stock Award or share of Common Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Stock Award or Common Stock.
10. Miscellaneous.
     (a) Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.
     (b) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof shall vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it shall vest.
     (c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for issuance of the Common Stock pursuant to the terms of the applicable Stock Award.
     (d) No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee for any reason or no reason, with or without notice, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

     (e) Incentive Stock Option $100.000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.
     (f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award or acquiring the Common Stock; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with Applicable Law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then Applicable Law. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
     (g) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (where withholding in excess of the minimum amount will result in a supplemental charge to earnings for financial accounting purposes); or (iii) delivering to the Company owned and unencumbered shares of Common Stock; provided, however, in the case of the tender of shares, that any such shares have been held by the Participant for not less than six (6) months (or such other period as established from time to time by the Board in order to avoid a supplemental charge to earnings for financial accounting purposes).
     (h) Non-Qualified Deferred Compensation. To the extent applicable and notwithstanding any other provision of this Plan, this Plan and Stock Awards hereunder shall be administered, operated and interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Board determines that any amounts payable hereunder may be taxable to a Participant under Section 409 A of the Code and related Department of Treasury guidance prior to the payment and/or delivery to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and related Stock Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Board determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Stock Awards hereunder and/or (ii) take such other actions as the Board determines necessary or appropriate to comply with, or exempt the Plan and/or Stock Awards from, the requirements of Section 409A of the Code and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the Effective Date. The Company and its Affiliates make no guarantees to any person regarding the tax treatment of Stock Awards or payments made under the Plan, and, notwithstanding any agreement or understanding to the contrary, if any Stock Award, payments or other amounts due to a Participant (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of an accelerated or additional tax, fine or penalty under Section 409A of the Code to be imposed, then the Participant (or his or her beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and its Affiliates shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Participant (or his or her beneficiaries, as applicable) for, any such additional taxes, fines or penalties.
     (i) Information Obligation. Prior to the Listing Date, to the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations and Rule 701 or any respective successor(s) thereto, the Company shall deliver financial statements and any other required disclosure documents to Participants at least annually. Unless otherwise required under Rule 701, this Section 10(i) shall not apply to key Employees whose duties in connection with the Company assure them access to equivalent information.
     (j) Repurchase Limitation. The terms of any repurchase option applicable to the unvested portion of a Stock Award or shares of Common Stock subject to the unvested portion of a Stock Award may be at the original purchase price, the fair market value of the Common Stock at the time of the repurchase, or such other price as determined in good faith by the Board consistent with the terms of the Plan, the Applicable Stockholders Agreement and Applicable Law. Notwithstanding any other provision of this Plan, to the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations, or any successor thereto, at the time a Stock Award is made, any repurchase option applicable to a Stock Award or share of Common Stock issued pursuant to a Stock Award granted prior to the Listing Date to a person who is not an Officer, Director or Consultant shall be upon the following terms:
               (i) Repurchase at Fair Market Value. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Service at not less than the Fair Market Value of the shares of Common Stock to be purchased on the date of termination, then the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”).
               (ii) Repurchase at Original Purchase Price. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Service at the original purchase price, then (A) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares of Common Stock per year over five (5) years from the date the Stock Award is granted (without respect to the date the Stock Award was exercised or became exercisable) and (B) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”).
11. Adjustments to Stock Awards.
     (a) Capitalization Adjustments. Subject to Section 1l(b) and (c), in the event of any change in the outstanding Common Stock subject to the Plan, or subject to or underlying any Stock Award, by reason of any stock dividend, stock split, reverse stock split, reorganization, recapitalization, merger, consolidation, spin-off, combination, exchange of shares of Common Stock or other corporate exchange, or any extraordinary distribution or dividend to stockholders of Common Stock (whether paid in cash or otherwise) or any transaction similar to the foregoing, the Board in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems in its good faith judgment to be equitable and reasonably necessary to preserve the original terms and conditions of the Plan and/or any outstanding Stock Award, to (i) the type, class(es) and maximum number of securities or other property subject to the Plan pursuant to the Share Reserve, the ISO Limit, and Section 5(c), (ii) the exercise price, base price, redemption price or purchase price applicable to outstanding Stock Awards, (iii) the number of shares of Common Stock subject to outstanding Stock Awards, or (iv) any other affected terms of any outstanding Stock Awards. Any determination, substitution or adjustment made by the Board under this Section 1l(a), shall be final, binding and conclusive on all persons. The conversion of any convertible securities of the Company shall not be treated as a transaction that shall cause the Board to make any determination, substitution or adjustment under this Section 1l(a).
     (b) Adjustments Upon A Change in Control.
          (i) In the event of a Change in Control, any surviving entity or acquiring entity may assume or continue any Stock Awards outstanding under the Plan or may substitute similar stock awards with substantially equivalent economic value (including an award to acquire substantially the same consideration paid to the stockholders in the transaction by which the Change in Control occurs) for those Stock Awards outstanding under the Plan.

In the event any surviving entity or acquiring entity declines to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the Board in its sole discretion and without liability to any person may (1) provide for the payment of a cash amount in exchange for the cancellation of a Stock Award equal to its fair value (as determined in the good faith determination of the Board) which shall equal the product of (x) the excess, if any, of the Fair Market Value per share of Common Stock subject to such Stock Award at such time over the exercise price, base price or redemption price, if any, times (y) the total number of shares then subject to such Stock Award (including, at the discretion of the Board, any unvested shares subject to such Stock Award), (2) continue the Stock Awards upon such terms as the Board determines in its sole discretion, (3) provide for the issuance of substitute Stock Awards that will substantially preserve the otherwise applicable terms of any affected Stock Awards (including any unrealized value immediately prior to the Change in Control) previously granted hereunder, as determined by the Board in its sole discretion, or (4) notify Participants holding certain Stock Awards that they must exercise or redeem any portion of such Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award) at or prior to the closing of the transaction by which the Change in Control occurs and that the Stock Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change in Control occurs. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised or redeemed with respect to the vested portion of the Stock Award (and, at the discretion of the Committee, any unvested portion of such Stock Award) at or prior to the closing of the transaction by which the Change of Control occurs. In all cases, the Committee shall not be obligated to treat all Stock Awards, even those that are of the same type, in the same manner.
          (ii) Notwithstanding the foregoing, in the event of the dissolution or liquidation of the Company, unless the Board determines otherwise, all outstanding Stock Awards will terminate immediately prior to the dissolution or liquidation of the Company.
     (c) Other Written Agreements. A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability or other terms and conditions as set forth in the Stock Award Agreement for such Stock Award or as set forth in any other written agreement between the Company or any Affiliate and the Participant. In the event of any conflict between written documents relating to the treatment of a Stock Award held by a Participant, such additional acceleration provisions and other terms and conditions shall be controlling.
12. Limitations on Transfers
     (a) Transferability of Stock Awards. No Stock Award issued under this Plan may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of a Participant), assigned, pledged, hypothecated or otherwise disposed of unless such sale, exchange, transfer or other disposition is (i) permitted under the terms of the Applicable Stockholders Agreement, the Plan and the Stock Award Agreement and (ii) if applicable, is permitted by applying the standard (as in effect at the time of the grant of the Stock Award) set forth in Section 260.140.41(d) of Title 10 of the California Code of Regulations (or any successor thereto). Any unauthorized transfer of a Stock Award shall be void. If a Stock Award Agreement does not provide for transferability, then the Stock Award shall not be transferable except by will or by the laws of descent and distribution and only if such transfer is in compliance with the terms of the Plan, the Applicable Stockholders Agreement and Applicable Law.
     (b) Special Rule Applicable to Incentive Stock Options. Notwithstanding the provisions of Section 12(a), an Incentive Stock Option issued under this Plan shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of an Optionholder only by the Optionholder.
     (c) Designation of a Beneficiary. The Board may establish rules pertaining to the designation by the Participant of a beneficiary who is to receive any shares of Common Stock and/or any cash, or have the right to exercise or redeem that Participant’s Stock Award, in the event of such Participant’s death.
     (d) Limited Transfers for the Benefit of Family Members. Notwithstanding any other provision set forth in this Section 12, the Board, in its sole discretion, may permit a Stock Award issued under this Plan to be assigned or transferred subject to the applicable limitations, if any, set forth in Section 260.140.41(d) and Section 260.140.42(c) of Title 10 of the California Code of Regulations, Rule 701 under the Securities Act and the General Instructions to Form S-8 Registration Statement under the Securities Act or any successor(s) thereto.
     (e) Permitted Transferees. Any Permitted Transferee will be subject to all of the terms and conditions applicable to a person transferring a Stock Award issued under this Plan, including, but not limited to, the terms and conditions set forth in this Plan, the applicable Stock Award Agreement and the Applicable Stockholders Agreement.
     (f) Market Standoff Provision. If required by the Company (or a representative of the underwriter(s)) in connection with the first underwritten registration of the offering of any equity securities of the Company under the Securities Act, or as otherwise required pursuant to the terms of the Applicable Stockholders Agreement, for a specified period of time, the Participant shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of the Common Stock acquired by the Participant pursuant to a Stock Award or other securities of the Company held by the Participant, and shall be subject to such other restrictions on transfer to the same extent as the Initial Investors, and further shall execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to such shares until the end of such period.
13. Section 12 of the Exchange Act
     Prior to an Initial Public Offering, in the event that the Company, in its sole discretion, deems it necessary to ensure that the Company does not become subject to the registration requirements set forth in Section 12(g) of the Exchange Act, the Company shall be entitled to engage in the following actions (and any additional actions set forth in an individual’s Stock Award Agreement):
     (a) Certain Amendments. It is expressly contemplated that the Board may at any time, and from time to time, amend the Plan and/or any Stock Award issued under the Plan, in any respect the Board deems necessary or advisable in order to ensure that the Company does not become subject to the registration requirements set forth in Section 12(g) of the Exchange Act.
     (b) Suspend Options. The Company may prevent the exercise of Options issued under this Plan, in which case, such Options shall remain outstanding and become exercisable at the time that the Company delivers a notice to affected Participants that such Options are again exercisable, whereupon either (i) such Options shall become exercisable according to their terms, or (ii) if an Option would no longer be exercisable according to its terms but previously was or would have been exercisable under those terms, such Option shall remain exercisable until the 30th day following the day that the Company delivers the notice described above. Notwithstanding the other provisions of this Section 13(b), no Option shall remain outstanding or exercisable after the expiration date of the Option as set forth in the Stock Award Agreement documenting such Option.
     (c) Require Contribution to a Trust. The Company may require Participants to contribute Stock Awards and any shares of Common Stock issued under this Plan to a trust designated by the Company under the terms and conditions of a trust agreement approved by the Company. The Company shall bear the expenses of maintaining the trust.
14. Stockholders Agreement and Escrow
     (a) Awards Subject to Plan and Stockholders Agreement. All Stock Awards issued hereunder shall be subject to all the terms and conditions of the Plan, the Applicable Stockholders Agreement and the Stock Award Agreement governing the Stock Award. The terms and conditions of each of the Stockholders Agreement and Employee Stockholders Agreement, as the case may be (including but not limited to the restrictions on transfer set forth in Article IV thereof), are incorporated herein by reference into all Stock Awards issued hereunder. As a condition of receiving Stock Awards hereunder, each Participant will be obligated to execute such agreements and documents as the Board may require including, without limitation, the Stockholders Agreement or the Employee Stockholders Agreement.
     (b) Escrow. To ensure that the shares of Common Stock issuable pursuant to Stock Awards are not transferred in contravention of the terms of the Plan and the individual Stock Award Agreements, to ensure that the Common Stock subject to a repurchase option or reacquisition right will be available for repurchase or reacquisition, to ensure enforceability of the rights of any parties relating to the shares of Common Stock as provided for in the Applicable Stockholders Agreement, and to ensure compliance with other provisions of the Plan, the Company may in its sole discretion require Participants to deposit the certificates evidencing the shares of Common Stock issued under this Plan with an escrow agent designated by the Company.
15. Amendment and Termination of the Plan and Stock Awards.
     (a) Amendment of the Plan and Stock Awards. The Board at any time, and from time to time, may amend the Plan, subject to the approval of the Company’s stockholders to the extent such approval is necessary under Applicable Law or is otherwise desirable as determined in the sole discretion of the Board. The Board at any time, and from time to time, may amend the terms of one or more Stock Awards. It is expressly contemplated that the Board may amend the Plan and Stock Awards in any respect the Board deems necessary or advisable (i) to provide eligible Participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and deferred compensation, (ii) to bring the Plan and/or Stock Awards granted under the Plan into compliance with Applicable Law, and/or (iii) to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
     (b) Term and Termination of the Plan. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of the date that the Plan is approved by the stockholders of the Company or the date the Plan is adopted by the Board. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
     (c) No Material Impairment of Rights. Except as otherwise set forth in the Plan, the amendment, suspension or termination of the Plan, and the amendment, termination or cancellation of outstanding Stock Awards, shall not materially impair rights and obligations under any Stock Award except with the written consent of the Participant.
16. Effective Date of Plan
     The Plan shall become effective immediately upon its adoption by the Board, subject to approval by the stockholders of the Company, which approval shall be obtained within twelve (12) months after the date the Plan is adopted by the Board.
17. Choice of Law
     The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

PLAN HISTORY

September 28, 2006	Board adopts the Plan, with an initial reserve of seven million, seven hundred thousand, five hundred and fifty-two (7,700,552) shares.

October 25, 2006	Board amends and restates the Plan.

November 16, 2006	Board amends and restates the Plan, with a share reserve of seven million, seven hundred sixty-one thousand, nine hundred and fifty-eight (7,761,958) shares.

December 19, 2006	Stockholders entitled to vote approve the amended and restated Plan, with a share reserve of seven million, seven hundred sixty-one thousand, nine hundred and fifty-eight (7,761,958) shares.

November 2, 2007	Board amends and restates the Plan, with a share reserve of seven million, nine hundred sixty-one thousand, nine hundred and fifty-eight (7,961,958) shares.